Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058 (301) 380-7770

NEWS

CONTACT:	Tom Marder (301) 380-2553 thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS RECORD EARNINGS PER SHARE FROM CONTINUING OPERATIONS OF $2.47 FOR 2004, UP 27 PERCENT FROM 2003

•	2004 incentive management fees increased 30 percent, driven by 10.5 percent (11.5 percent using actual exchange rates) worldwide company-operated revenue per available room (REVPAR) growth and a 130 basis point improvement in worldwide property house profit margins;

•	A record $650 million was returned to shareholders through the repurchase of 14 million shares of stock;

•	Debt, net of cash, declined 55 percent ending the year at $555 million, the lowest level since the company was spun-off in 1998;

•	Over 27,000 hotel rooms and timeshare units were opened in 2004, including 2,700 Ramada International rooms added during the year. Approximately 40 percent of room additions were conversions from competitor brands. At year-end, over 55,000 rooms worldwide were under construction, awaiting conversion, or approved for development;

•	Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (Adjusted EBITDA) exceeded $1.1 billion in 2004, a 21 percent increase over 2003;

•	North American systemwide REVPAR gained 10.7 percent in the fourth quarter, which drove strong fee growth and resulted in fourth quarter diluted earnings per share from continuing operations of $0.79, an increase of 14 percent over 2003 (an increase of 32 percent excluding one-time insurance proceeds received in the 2003 fourth quarter);

•	We believe our market share will continue to increase in 2005, as we add 25,000 to 30,000 new rooms to our worldwide system. Further, we estimate North American REVPAR growth for 2005 of 7 to 9 percent and 1.5 to 2 percentage points improvement in house profit margins.

WASHINGTON, D.C. – February 8, 2005 – Marriott International, Inc. (NYSE:MAR) today reported record diluted earnings per share from continuing operations (EPS) of $2.47 in 2004, up 27 percent from 2003. Income from continuing operations, net of taxes, for the year was $594 million, a 25 percent increase over 2003 levels.

In 2003 the company recorded the receipt of a $36 million insurance payment for lost revenue related to the loss of the World Trade Center hotel on September 11, 2001. Adjusting for this one-time payment the company’s 2004 EPS increased 34 percent.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “We are delighted to report all-time record earnings for 2004. After three years of unprecedented challenges, the travel industry is booming, especially in the United States and Asia, as people travel again for business and pleasure. Demand was solid in all customer segments during 2004. Strong corporate demand increased midweek transient REVPAR in most markets and brands. For our full-service hotels, group business strengthened substantially. Compared to 2003, meeting planners booked more meetings and booked them at higher rates. Further, attendance for meetings that took place in 2004 was better than expected. Across the board, average daily rates strengthened significantly, especially late in 2004. Strong rate increases were reported in New York, Washington D.C. and Florida in the fourth quarter.

“Just as our industry is enjoying a new revitalization, so is our company. We opened 166 new hotels (27,000 rooms) during 2004 in exciting locations like China, Belgium and Italy. Marriott brands are still the best and most preferred in the industry. As we continue to reinvent and refresh our designs and services, and offer exciting new hotels and experiences, our brands just get better and better. Our brands are more attuned than ever to our guests’ needs, from Fairfield Inn to The Ritz-Carlton and Bulgari, our newest brand, and are getting rave reviews.

“Marriott’s business model continues to leverage our strong brands, which attracts owners and franchisees and allows us to grow and improve our products while minimizing our capital investments. As a result, even during the recent economic decline we were able to add new units and improve our brands, as well as return cash to shareholders through an aggressive share repurchase program.

“Although 2004 was a spectacular year for the company, we are even more optimistic and enthusiastic about the future. We currently have more than 55,000 rooms in our development pipeline and expect to add 25,000 to 30,000 hotel rooms and timeshare units to our system in 2005. With increasing room rate momentum, outstanding service quality, continuing product enhancements, global expansion and strong interest in our timeshare business, 2005 should be another record earnings year,” continued Mr. Marriott.

In fiscal 2004 (52 week period from January 3, 2004 to December 31, 2004), REVPAR for the company’s 2,116 comparable worldwide systemwide properties increased by 9.6 percent (10.7 percent using actual exchange rates). During 2004, hotel occupancy rates recovered and room rates improved in many markets. Hotels in the Middle East, Asia and the Mid-Atlantic and Northeast regions of the U.S. reported substantially improved room rates and occupancies during the year.

Systemwide North American REVPAR increased by 8.5 percent in 2004, driven by a 3.8 percent increase in average daily rate and a 3.1 percentage point increase in occupancy to over 71 percent. REVPAR at the company’s comparable systemwide North American full-service hotels (including Marriott Hotels & Resorts, The Ritz-Carlton, and Renaissance Hotels & Resorts) increased by 8.4 percent during the year. North American systemwide REVPAR for the company’s comparable select-service and extended-stay brands (including Courtyard, Fairfield Inn, Residence Inn, TownePlace Suites, and SpringHill Suites) posted a REVPAR increase of 8.5 percent. North American systemwide Courtyard REVPAR increased 10 percent during 2004. The ongoing Courtyard reinvention effort, a program to renovate and upgrade older Courtyard hotels, contributed to the brand’s higher REVPAR. In addition, strengthening midweek corporate demand and cross-sells from the company’s full-service hotels also improved occupancy and room rates.

Including 22 Ramada properties (2,658 rooms), we added 166 hotels and timeshare resorts (27,038 rooms) to our worldwide lodging portfolio during 2004, while 42 properties (7,335 rooms), primarily first generation Fairfield Inns, exited the system. Excluding the Ramada properties, hotels converted from competitor or unbranded hotels accounted for approximately

34 percent of gross hotel room additions. In addition, excluding Ramada, approximately 40 percent of the rooms added during the year were valuable full service hotels. In the fourth quarter we sold our Ramada International business, which was comprised of 210 franchised Ramada hotels (28,081 rooms). At year-end, the company’s lodging group encompassed 2,632 hotels and timeshare resorts (482,186 rooms).

MARRIOTT REVENUES totaled $10 billion in 2004, a 12 percent increase from 2003. Base management and franchise fees increased 15 percent to $731 million reflecting growth in units and REVPAR. Largely due to the strength in room rates, North American company-operated hotel house profit margins increased 80 basis points. With strong property level profits, incentive management fee revenue increased 30 percent to $142 million. In 2004, 31 percent of our worldwide managed hotels paid incentive fees.

In 2004, property revenue booked through all internet sources increased 37 percent over the prior year to $2.1 billion, with most of this revenue booked on Marriott.com, the company’s proprietary web site, which increased 41 percent to $1.8 billion. Cross sell revenue, reflecting business referred from our fully occupied properties to our other hotels, rose 27 percent in 2004.

Timeshare interval sales and services revenues increased 9 percent in 2004. Contract sales for Marriott’s timeshare business, including results at the company’s three timeshare joint ventures, increased 31 percent, reflecting strong demand at resorts in Newport Beach, Lake Tahoe, Aruba and Maui as well as the new resorts in Hilton Head and Las Vegas. Reported revenue growth trailed contract sales growth because of new projects that have not yet reached financial reportability thresholds and a higher proportion of sales in joint venture projects, which are reported only as part of equity income. Across the Marriott Vacation Club International timeshare brand, the average price per interval sold increased 6 percent to over $24,000.

LODGING OPERATING INCOME increased 20 percent from 2003 levels to $575 million, largely as a result of robust leisure and business demand, strong REVPAR, unit expansion, favorable property level house profit margins and strong timeshare operating profits, partially offset by higher general and administrative expenses. Marriott’s general and administrative expenses increased 16 percent to $607 million, driven by increased overhead costs associated with the company’s development effort including charges related to timeshare joint ventures, a $13 million write-off of an investment in a management contract as a result of the impending restructuring of the Courtyard joint venture transaction, increased costs for compliance with the Sarbanes-Oxley Act and lower foreign exchange gains. Marriott’s 2003 operating income included the receipt of a $36 million insurance payment for lost revenue related to the loss of the Marriott World Trade Center Hotel on September 11, 2001.

SYNTHETIC FUEL. Net income generated from the synthetic fuel joint ventures increased $11 million to $107 million and earnings per share increased 13 percent to $0.44. Excluding the impact of our synthetic fuel operations, our tax rate for continuing operations was 35.2 percent in 2004.

In mid 2004, Marriott was informed that IRS field auditors had issued a notice of proposed adjustment challenging the placed-in-service date of three of the four synthetic fuel facilities owned by the company’s joint ventures. The matter has not yet been resolved. However, Marriott strongly believes that all the facilities meet the placed-in-service requirements.

GAINS AND OTHER INCOME (excluding $28 million for synthetic fuel) in 2004 totaled $136 million. The company’s ongoing timeshare mortgage note sale program generated gains totaling $64 million, flat with 2003 levels. Gains also included $50 million related to the sale of real estate and our interest in an international joint venture, a $17 million gain on the disposition of Marriott’s interest in the Two Flags joint venture and the Ramada International business, and a $5 million gain associated with the repayment of principal and interest of a mezzanine loan to a joint venture. Prior year gains included a $21 million gain associated with the sale of three international joint ventures and $21 million of gains on the sale of property.

INTEREST INCOME increased $17 million in 2004 primarily driven by $9 million of interest earned on the note receivable in connection with the disposition of Marriott’s interest in the Two Flags joint venture and $7 million of interest income recognized as a result of a loan repayment. The net provision for loan losses was a positive $8 million as a result of the reversal of reserves no longer deemed necessary.

With record earnings, loan repayments and asset sales, Marriott generated significant cash flow in 2004. Debt, net of cash, totaled $555 million at year end, the lowest level since the company was spun off in 1998. At the end of 2004, total debt was $1,325 million and cash balances totaled $770 million compared to $1,455 million in debt and $229 million of cash at the end of 2003. The company also repurchased 14 million shares of common stock in 2004 at a cost of $650 million. The remaining share repurchase authorization, as of year-end, totaled approximately 18.6 million shares.

FOURTH QUARTER RESULTS

Fourth quarter diluted earnings per share from continuing operations totaled $0.79 in 2004, a 14 percent increase from the 2003 quarter. Income from continuing operations, net of taxes, for the quarter was $188 million compared to $170 million a year ago. Adjusting for the $36 million insurance payment received in the 2003 fourth quarter, income from continuing operations was up 28 percent from $147 million to $188 million and diluted EPS was up 32 percent.

Our fourth quarter EPS of $0.79 was $0.05 to $0.07 per share better than our prior guidance. As a result of stronger than anticipated REVPAR, the upside was driven by $0.02 better owned and leased results (including $5 million of pretax profit which was reported in the earlier quarters as management fees), and $0.01 better in joint venture earnings. In addition, higher gains, interest income and timeshare results, offset in part by increases in general and administrative expenses, produced another $0.02 per share in earnings upside.

We added 39 hotels and timeshare resorts (5,868 rooms), including 3 Ramada International properties (319 rooms) to our worldwide lodging portfolio during the fourth quarter of 2004, while 11 properties (1,990 rooms) exited the system. We also sold our Ramada International business during the quarter.

Outside North America, comparable systemwide REVPAR for the last four months of 2004 increased 8.7 percent in constant dollars (13.9 percent using actual exchange rates) as a result of stronger occupancies and rates in most regions and particularly strong demand in China, the Caribbean and Mexico.

MARRIOTT REVENUES totaled $3.1 billion in the 2004 fourth quarter, a 10 percent increase from 2003. Base and franchise fees rose 12 percent. Incentive management fees increased 53 percent as REVPAR and property level house profit margins surged. Fourth quarter incentive management fees included $7 million of fees paid in the quarter but attributed to performance in earlier periods. Comparable company-operated house profit margins during the fourth quarter increased 180 basis points in North America and 120 basis points in international markets.

Marriott’s timeshare business reported 16 percent higher contract sales in the 2004 fourth quarter. Contract sales were particularly strong at timeshare resorts in Aruba and Lake Tahoe and at our new resorts in Hilton Head and Las Vegas.

LODGING OPERATING INCOME for the fourth quarter of 2004 was $146 million, down from $161 million a year ago. Marriott’s 2003 fourth quarter lodging operating income benefited from a $36 million insurance payment for lost revenue related to the loss of the Marriott World Trade Center Hotel on September 11, 2001. Adjusting for this item, lodging operating income increased 17 percent in the 2004 fourth quarter. In addition, Marriott’s 2004 fourth quarter lodging operating income reflected a $13 million charge associated with the Courtyard joint venture transaction.

SYNTHETIC FUEL operations contributed approximately $0.14 per share of after-tax earnings during the 2004 fourth quarter and $0.12 in the year ago quarter. Excluding the impact of our synthetic fuel operations, our tax rate for continuing operations was 34.3 percent in the fourth quarter of 2004.

GAINS AND OTHER INCOME totaled $69 million and included a $36 million gain from the fourth quarter timeshare mortgage note sale, a $5 million gain associated with the repayment of a note, and $28 million of gains primarily related to the sale of real estate, our interest in an international joint venture and the disposition of the Ramada International business. Prior year gains included a $32 million gain from the timeshare mortgage note sale, a $12 million gain associated with the sale of two international joint ventures and an $8 million gain on the sale of real estate.

INTEREST INCOME totaled $48 million during the quarter and included $7 million of interest income recognized as part of a loan repayment.

EQUITY IN (LOSSES)/EARNINGS – OTHER reflects Marriott’s share of income or losses from joint venture investments (excluding our synthetic fuel business). The improved REVPAR and profitability of our joint ventures and the reduction of our allocated losses associated with the Courtyard joint ventures generated strong results during the quarter. Partially offsetting these improvements was the disposition of the Two Flags joint venture which reduced Marriott’s equity income in the 2004 fourth quarter from year ago levels.

OUTLOOK

2004 was a major turning point for our lodging business. The strengthening economy has increased demand for hotels, driving room rates and property profitability higher. Lodging Econometrics expects U.S. lodging supply to grow only 1.5 percent in 2005. We believe our market share will continue to increase as we open 25,000 to 30,000 new rooms in 2005. Based on these dynamics, we estimate North American REVPAR growth for 2005 of 7 to 9 percent and 1.5 to 2 percentage points improvement in house profit margins. Under these assumptions, base management, franchisee, and incentive management fees should total $990 million to $1,020 million, an increase of 13 to 16 percent.

We expect timeshare interval sales and services revenues will increase approximately 12 to 14 percent in 2005. Timeshare direct expenses are expected to increase at a slower pace, approximately 10 to 12 percent.

General, administrative and other expenses are expected to decline seven percent to $560 million to $565 million from $607 million representing an increase of roughly $0.11 to $0.13 of earnings per share. The comparison reflects the impact of the write-off of the investment in management contract for the Courtyard joint venture in 2004, lower litigation expenses and improved administrative efficiencies (excluding the impact of first time option expensing and costs associated with the company’s new bedding incentive program).

Given these above items, we estimate that lodging operating income will total $795 million to $815 million in 2005, an increase of 38 to 42 percent.

Lodging gains and other income are expected to total $75 million to $85 million in 2005 (including approximately $60 million in timeshare mortgage note sale gains), compared to $136 million in 2004, a decline of roughly $0.14 to $0.17 of earnings per share. Our guidance for 2005 includes roughly $0.42 to $0.46 of after-tax earnings per share from our synthetic fuel business and assumes the placed-in-service issue is resolved favorably by March 31, 2005, although there can be no assurance of resolution by that date.

Finally, we have been successful in reducing our outstanding real estate loan portfolio in 2004 and expect additional reductions in 2005. As a result of this reduction, we anticipate net interest will decline to an expense of $10 million to $20 million in 2005 from a benefit of $55 million in 2004, a decline of roughly $0.18 to $0.20 of earnings per share. We anticipate reinvesting the cash in attractive investment opportunities, including share repurchases.

Based on these assumptions, we estimate that earnings per share in 2005 will total $2.73 to $2.83 (excluding the impact of first time option expensing and costs associated with the company’s new bedding incentive program).

Over the past two years, Marriott significantly revised its executive compensation plans to reduce grants of new stock options in favor of restricted stock. As a result, only 1.8 million options were granted in 2004 and the costs of the restricted stock grants are expensed as they vest. While not included in the estimates above, with the implementation of the Financial Accounting Standard Board’s (FASB) Statement No. 123R requiring the expensing of options, we estimate that our third and fourth quarter 2005 pre-tax earnings will be reduced by a total of $20 million and fully diluted earnings per share will be reduced by $0.05. In 2006, options are expected to reduce pre-tax earnings by $25 million to $30 million or $0.06 to $0.07 per share for the full year.

Early in 2005, Marriott announced the roll out of a new bedding program that will add new luxurious bedding to 628,000 beds at approximately 2,400 hotels worldwide, across eight brands. The bedding will include plusher mattresses, softer sheets, more pillows and a new, fresh, white look. The company conducted extensive consumer research on the new bedding for all its brands. More than four out of five of the 1,000 guests surveyed preferred the new bedding and said they liked the stylish design and appearance, calling it fresh, inviting and comfortable. They also said the new bedding would increase their preference for a Marriott brand. To accelerate the rollout of the new bedding, Marriott is offering owners and franchisees a one-time incentive to ensure that guests can enjoy the comfort and luxury of the new bedding by year-end 2005. While not included in the earnings estimates above, Marriott estimates the one-time cost of owner incentives to be $40 million to $45 million pre-tax, impacting our results primarily in the second quarter of 2005.

Assuming North American REVPAR growth of 6 to 8 percent in the first quarter of 2005, we currently estimate first quarter earnings per share of $0.52 to $0.54, including roughly $0.06 of earnings from synthetic fuel.

We expect investment spending in 2005 to include approximately $50 million for maintenance capital spending, $200 million for capital expenditures or property acquisitions, $80 million to $90 million for timeshare inventory, $250 million in new mezzanine financing and mortgage loans for hotels developed by our owners and franchisees and approximately $175 million in equity investments, including investments in timeshare joint ventures.

In late 2004, the FASB issued new accounting rules for the timeshare industry to take effect in our 2006 fiscal year. The new rules will change the timing of our recognition of revenues and selling and product costs, reacquired inventory and maintenance fees for unsold inventory. This is an accounting change and will not impact the attractive cash flow characteristics of the business. We have reviewed the new guidelines and estimate that the one-time impact to 2006 first quarter pretax earnings will be a charge of approximately $150 million, with no material impact to earnings thereafter.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, February 8, 2005 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available on the Internet until March 8, 2005.

The telephone dial-in number for the conference call is 719-457-2692. A telephone replay of the conference call will also be available by telephone from 1 p.m. ET, Tuesday, February 8, 2005 until Tuesday, February 15, 2005 at 8 p.m. ET. To access the recording, call 719-457-0820. The reservation number for the recording is 302634.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earning trends; statements concerning the number of lodging properties we expect to add in future years; our expected investment spending; our anticipated results from synthetic fuel operations and the anticipated favorable resolution of the IRS’s placed-in-service challenge; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the pace and extent of the current recovery in both the economy and the lodging industry; supply and demand changes for hotel rooms, vacation ownership intervals, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; uncertainties inherent in the IRS audit and appeals process; and the uncertain effect on our production plans of the potential reduction or elimination of projected future tax credits for synthetic fuel if average crude oil prices in 2005 and beyond exceed certain statutory thresholds; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with over 2,600 lodging properties in the United States and 65 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club International, Horizons, The Ritz-Carlton Club and Marriott Grand Residence Club brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. Marriott is also in the synthetic fuel business. The company is headquartered in Washington, D.C., and has approximately 133,000 employees. In fiscal year 2004, Marriott International reported sales from continuing operations of $10 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	16 Weeks Ended December 31, 2004			16 Weeks Ended January 2, 2004			Percent Inc/ (Dec)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$133	$—	$133	$122	$—	$122	9
Franchise fees	89	—	89	76	—	76	17
Incentive management fees	52	—	52	34	—	34	53
Owned, leased, corporate housing and other [1]	239	—	239	219	—	219	9
Timeshare interval sales and services [2]	349	—	349	378	—	378	(8)
Cost reimbursements [3]	2,156	—	2,156	1,959	—	1,959	10
Synthetic fuel	—	123	123	—	78	78	58

Total Revenues	3,018	123	3,141	2,788	78	2,866	10
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	201	—	201	158	—	158	27
Timeshare - direct	293	—	293	323	—	323	(9)
Reimbursed costs	2,156	—	2,156	1,959	—	1,959	10
General, administrative and other [5]	222	—	222	187	—	187	19
Synthetic fuel	—	160	160	—	78	78	*

Total Expenses	2,872	160	3,032	2,627	78	2,705	12

OPERATING INCOME (LOSS)	$146	$(37)	109	$161	$—	161	(32)

Gains and other income [6]			69			52	33
Interest expense			(30)			(33)	(9)
Interest income			48			51	(6)
Provision for loan losses			8			—	*
Equity in earnings/(losses) - Synthetic fuel [7]			—			10	*
- Other [8]			(5)			(16)	69

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			199			225	(12)
Provision for income taxes			(21)			(29)	28

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			178			196	(9)
Minority interest			10			(26)	*

INCOME FROM CONTINUING OPERATIONS			188			170	11
DISCONTINUED OPERATIONS
Loss from Senior Living Services, net of tax			—			(3)	*
Income from Distribution Services, net of tax			1			2	(50)

NET INCOME			$189			$169	12

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$0.84			$0.74	14
Loss from discontinued operations			—			(0.01)	*

Earnings per share			$0.84			$0.73	15

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$0.79			$0.69	14
Income from discontinued operations			—			—	—

Earnings per share			$0.79			$0.69	14

Basic Shares			224.5			231.4
Diluted Shares			239.1			245.8

*	Calculated percentage is not meaningful.

[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare), our unallocated corporate overhead costs and general expenses.
[6] –	Gains and other income includes gains on the sale of real estate, note sales, and our interests in joint ventures, income related to our cost method joint ventures, and beginning March 27, 2004, includes the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in earnings (losses) – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the earn-out we received from our synthetic fuel joint venture partner from November 7, 2003 through March 25, 2004. Beginning March 26, 2004, the synthetic fuel operations were consolidated as a result of adopting FIN 46(R), "Consolidation of Variable Interest Entities."
[8] –	Equity in (losses) earnings – Other includes our equity in (losses) earnings of unconsolidated joint ventures.

MARRIOTT INTERNATIONAL, INC.

Financial Highlights

(in millions, except per share amounts)

	52 Weeks Ended December 31, 2004			52 Weeks Ended January 2, 2004			Percent Inc/ (Dec)
	Lodging	Synthetic Fuel	Total	Lodging	Synthetic Fuel	Total
REVENUES
Base management fees	$435	$—	$435	$388	$—	$388	12
Franchise fees	296	—	296	245	—	245	21
Incentive management fees	142	—	142	109	—	109	30
Owned, leased, corporate housing and other [1]	730	—	730	633	—	633	15
Timeshare interval sales and services [2]	1,247	—	1,247	1,145	—	1,145	9
Cost reimbursements [3]	6,928	—	6,928	6,192	—	6,192	12
Synthetic fuel	—	321	321	—	302	302	6

Total Revenues	9,778	321	10,099	8,712	302	9,014	12
OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	629	—	629	505	—	505	25
Timeshare - direct	1,039	—	1,039	1,011	—	1,011	3
Reimbursed costs	6,928	—	6,928	6,192	—	6,192	12
General, administrative and other [5]	607	—	607	523	—	523	16
Synthetic fuel	—	419	419	—	406	406	3

Total Expenses	9,203	419	9,622	8,231	406	8,637	11

OPERATING INCOME (LOSS)	$575	$(98)	477	$481	$(104)	377	27

Gains and other income [6]			164			106	55
Interest expense			(99)			(110)	(10)
Interest income			146			129	13
Provision for loan losses			8			(7)	*
Equity in (losses) earnings - Synthetic fuel [7]			(28)			10	*
- Other [8]			(14)			(17)	18

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST			654			488	34
(Provision) benefit for income taxes			(100)			43	*

INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST			554			531	4
Minority interest			40			(55)	*

INCOME FROM CONTINUING OPERATIONS			594			476	25
DISCONTINUED OPERATIONS
Income from Senior Living Services, net of tax			—			26	*
Income from Distribution Services, net of tax			2			—	*

NET INCOME			$596			$502	19

EARNINGS PER SHARE - Basic
Earnings from continuing operations			$2.62			$2.05	28
Earnings from discontinued operations			0.01			0.11	(91)

Earnings per share			$2.63			$2.16	22

EARNINGS PER SHARE - Diluted
Earnings from continuing operations			$2.47			$1.94	27
Earnings from discontinued operations			0.01			0.11	(91)

Earnings per share			$2.48			$2.05	21

Basic Shares			226.6			232.5
Diluted Shares			240.5			245.4

*	Calculated percentage is not meaningful.

[1] –	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our ExecuStay business, land rent income and other revenue.
[2] –	Timeshare interval sales and services includes total timeshare revenue except for base fees, cost reimbursements, note sale gains, and joint venture earnings (losses).
[3] –	Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4] –	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our ExecuStay business.
[5] –	General, administrative and other expenses include the overhead costs allocated to our lodging business segments (including ExecuStay and timeshare), our unallocated corporate overhead costs and general expenses.
[6] –	Gains and other income includes gains on the sale of real estate, note sales, and our interests in joint ventures, income related to our cost method joint ventures, and beginning March 27, 2004, includes the earn-out payments we made to the previous owner of the synthetic fuel operations and earn-out payments we received from our synthetic fuel joint venture partner.
[7] –	Equity in (losses) earnings – Synthetic fuel includes our share of the equity in earnings of the synthetic fuel joint ventures and the earn-out we received from our synthetic fuel joint venture partner from November 7, 2003 through March 25, 2004. Beginning March 26, 2004, the synthetic fuel operations were consolidated as a result of adopting FIN 46(R), “Consolidation of Variable Interest Entities.”
[8] –	Equity in (losses) earnings – Other includes our equity in (losses) earnings of unconsolidated joint ventures.

Marriott International, Inc.

Business Segments

($ in millions)

	Sixteen Weeks Ended
	December 31, 2004	January 2, 2004
REVENUES
Full-Service	$2,099	$1,899
Select-Service	330	301
Extended-Stay	170	165
Timeshare	419	423

Total lodging [1]	3,018	2,788
Synthetic fuel	123	78

Total	$3,141	$2,866

INCOME FROM CONTINUING OPERATIONS
Full-Service	$134	$148
Select-Service	36	18
Extended-Stay	18	10
Timeshare	68	64

Total lodging financial results [1]	256	240
Synthetic fuel (after-tax)	34	30
Unallocated corporate expenses	(47)	(43)
Interest income, provision for loan losses and interest expense	26	18
Income taxes (excluding Synthetic fuel)	(81)	(75)

Total	$188	$170

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

Marriott International, Inc.

Business Segments

($ in millions)

	Fifty-Two Weeks Ended
	December 31, 2004	January 2, 2004
REVENUES
Full-Service	$6,611	$5,876
Select-Service	1,118	1,000
Extended-Stay	547	557
Timeshare	1,502	1,279

Total lodging [1]	9,778	8,712
Synthetic fuel	321	302

Total	$10,099	$9,014

INCOME FROM CONTINUING OPERATIONS
Full-Service	$426	$407
Select-Service	140	99
Extended-Stay	66	47
Timeshare	203	149

Total lodging financial results [1]	835	702
Synthetic fuel (after-tax)	107	96
Unallocated corporate expenses	(138)	(132)
Interest income, provision for loan losses and interest expense	55	12
Income taxes (excluding Synthetic fuel)	(265)	(202)

Total	$594	$476

[1]	We consider lodging revenues and lodging financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the sales and results of our lodging operations to those of other lodging companies.

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products [1]

	Number of Properties		Number of Rooms/Suites
Brand	Dec. 31, 2004	vs. Jan. 2, 2004	Dec. 31, 2004	vs. Jan. 2, 2004
Full-Service Lodging
Marriott Hotels & Resorts	490	+18	179,159	+5,185
The Ritz-Carlton	57	+1	18,611	+264
Renaissance Hotels & Resorts	133	+7	47,459	+1,845
Bulgari Hotel & Resort	1	+1	58	+58
Ramada International	4	(188)	727	(25,423)
Select-Service Lodging
Courtyard	656	+40	94,003	+5,789
Fairfield Inn	523	(1)	48,710	(1,496)
SpringHill Suites	125	+15	14,550	+1,868
Extended-Stay Lodging
Residence Inn	463	+14	55,059	+1,745
TownePlace Suites	115	+4	11,710	+329
Marriott Executive Apartments	14	+1	2,471	+149
Timeshare [2]
Marriott Vacation Club International	43	+2	8,832	+1,210
Horizons by Marriott Vacation Club International	2	—	328	+72
The Ritz-Carlton Club	4	—	261	+27
Marriott Grand Residence Club	2	—	248	—

Total	2,632	(86)	482,186	(8,378)

[1]	Total Lodging Products excludes the 2,504 corporate housing rental units.

[2]	Includes products in active sales which are not ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]

	Sixteen Weeks Ended December 31, 2004 and January 2, 2004
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$102.76	9.2%	68.8%	2.1% pts.	$149.46	5.9%
The Ritz-Carlton [2]	$172.85	10.1%	65.6%	1.8% pts.	$263.64	7.1%
Renaissance Hotels & Resorts	$93.76	13.2%	67.2%	4.7% pts.	$139.60	5.2%
Composite - Full-Service	$109.04	9.9%	68.2%	2.5% pts.	$159.97	5.9%
Residence Inn	$77.48	12.3%	77.2%	4.7% pts.	$100.31	5.4%
Courtyard	$65.84	11.8%	66.9%	2.4% pts.	$98.36	7.8%
TownePlace Suites	$47.23	11.0%	70.9%	2.4% pts.	$66.64	7.2%
Composite - Select-Service & Extended-Stay	$67.05	12.0%	69.8%	3.1% pts.	$96.08	7.0%
Composite - All	$94.17	10.4%	68.7%	2.7% pts.	$137.01	6.1%

North American Comparable Systemwide Properties [1]

	Sixteen Weeks Ended December 31, 2004 and January 2, 2004
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$93.50	9.4%	67.2%	2.6% pts.	$139.08	5.2%
The Ritz-Carlton [2]	$172.85	10.1%	65.6%	1.8% pts.	$263.64	7.1%
Renaissance Hotels & Resorts	$88.82	12.5%	67.4%	4.5% pts.	$131.83	5.0%
Composite - Full-Service	$98.89	9.9%	67.1%	2.8% pts.	$147.33	5.3%
Residence Inn	$74.30	10.6%	76.2%	4.1% pts.	$97.52	4.7%
Courtyard	$67.20	12.1%	68.4%	3.2% pts.	$98.26	6.8%
Fairfield Inn	$43.40	11.2%	63.7%	2.9% pts.	$68.16	6.0%
TownePlace Suites	$47.85	12.5%	72.1%	4.0% pts.	$66.33	6.3%
SpringHill Suites	$58.28	14.0%	69.7%	5.0% pts.	$83.62	5.8%
Composite - Select-Service & Extended-Stay	$61.42	11.6%	69.4%	3.5% pts.	$88.49	6.0%
Composite - All	$77.87	10.7%	68.4%	3.2% pts.	$113.84	5.5%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

[2]	Statistics for The Ritz-Carlton are for September through December.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

North American Comparable Company-Operated Properties [1]

	Fifty-Two Weeks Ended December 31, 2004 and January 2, 2004
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$103.46	7.4%	72.0%	2.8% pts.	$143.70	3.3%
The Ritz-Carlton [2]	$177.96	12.9%	69.2%	4.3% pts.	$257.16	5.9%
Renaissance Hotels & Resorts	$94.30	8.4%	69.6%	4.3% pts.	$135.54	1.7%
Composite - Full-Service	$109.62	8.4%	71.3%	3.2% pts.	$153.66	3.6%
Residence Inn	$78.59	7.4%	79.0%	2.7% pts.	$99.49	3.8%
Courtyard	$67.66	9.6%	70.3%	3.2% pts.	$96.30	4.6%
TownePlace Suites	$48.71	9.5%	74.1%	3.7% pts.	$65.77	4.0%
Composite - Select-Service & Extended-Stay	$68.66	9.1%	72.6%	3.1% pts.	$94.52	4.4%
Total North America	$95.04	8.6%	71.8%	3.2% pts.	$132.36	3.8%

North American Comparable Systemwide Properties [1]

	Fifty-Two Weeks Ended December 31, 2004 and January 2, 2004
	REVPAR		Occupancy		Average Daily Rate
Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Marriott Hotels & Resorts	$94.77	7.6%	70.1%	2.8% pts.	$135.15	3.3%
The Ritz-Carlton [2]	$177.96	12.9%	69.2%	4.3% pts.	$257.16	5.9%
Renaissance Hotels & Resorts	$88.92	8.9%	69.1%	4.2% pts.	$128.67	2.3%
Composite - Full-Service	$99.82	8.4%	69.9%	3.1% pts.	$142.80	3.6%
Residence Inn	$76.52	7.1%	78.6%	2.9% pts.	$97.33	3.2%
Courtyard	$69.35	10.0%	71.4%	3.3% pts.	$97.18	4.9%
Fairfield Inn	$45.29	6.2%	66.6%	1.9% pts.	$67.97	3.1%
TownePlace Suites	$48.81	9.0%	74.9%	4.3% pts.	$65.18	2.7%
SpringHill Suites	$60.04	10.6%	71.5%	4.2% pts.	$83.97	4.2%
Composite - Select-Service & Extended-Stay	$63.42	8.5%	72.2%	3.0% pts.	$87.89	4.0%
Composite - All	$79.35	8.5%	71.2%	3.1% pts.	$111.49	3.8%

[1]	Composite - All statistics include properties for the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn, and SpringHill Suites brands. Full-Service composite statistics include properties for Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands. Select-Service and Extended-Stay composite statistics include properties for the Courtyard, Residence Inn, TownePlace Suites, Fairfield Inn and SpringHill Suites brands.

[2]	Statistics for The Ritz-Carlton are for January through December.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties [1,2]

	Four Months Ended December 31, 2004 and December 31, 2003
	REVPAR		Occupancy		Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Caribbean & Latin America	$92.54	13.5%	67.7%	3.7% pts.	$136.59	7.3%
Continental Europe	$100.22	5.5%	73.2%	1.4% pts.	$136.83	3.4%
United Kingdom	$140.77	4.8%	78.2%	-2.5% pts.	$179.90	8.2%
Middle East & Africa	$64.10	19.8%	71.1%	2.1% pts.	$90.12	16.2%
Asia Pacific[3]	$80.87	12.6%	76.7%	0.2% pts.	$105.47	12.4%
The Ritz-Carlton International	$151.01	13.3%	70.9%	2.8% pts.	$213.11	8.8%
Total International[4]	$99.46	10.3%	73.7%	1.6% pts.	$134.92	7.9%
Worldwide[5]	$95.59	10.4%	70.1%	2.4% pts.	$136.42	6.6%

International Comparable Systemwide Properties [1,2]

	Four Months Ended December 31, 2004 and December 31, 2003
	REVPAR		Occupancy		Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Caribbean & Latin America	$86.22	13.1%	66.9%	3.5% pts.	$128.91	7.1%
Continental Europe	$97.57	5.8%	71.7%	1.6% pts.	$136.08	3.4%
United Kingdom	$112.50	2.9%	77.3%	-0.5% pts.	$145.48	3.5%
Middle East & Africa	$64.10	19.8%	71.1%	2.1% pts.	$90.12	16.2%
Asia Pacific [3]	$83.39	11.2%	77.9%	0.7% pts.	$107.09	10.2%
The Ritz-Carlton International	$151.01	13.3%	70.9%	2.8% pts.	$213.11	8.8%
Total International [4]	$98.48	8.7%	74.1%	1.6% pts.	$132.99	6.4%
Worldwide [5]	$81.85	10.2%	69.5%	2.9% pts.	$117.76	5.6%

[1]	International financial results are reported on a period basis, while international statistics are reported on a monthly basis.

[2]	Statistics are in constant dollars and include results for September through December.

[3]	Excludes Hawaii.

[4]	Includes Hawaii.

[5]	Worldwide includes international statistics for September through December and North American statistics for the sixteen weeks ending December 31, 2004 and January 2, 2004.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Constant $)

International Comparable Company-Operated Properties [1,2]

	Twelve Months Ended December 31, 2004 and December 31, 2003
	REVPAR		Occupancy		Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Caribbean & Latin America	$98.91	14.9%	71.2%	4.3% pts.	$138.98	8.0%
Continental Europe	$92.38	6.8%	70.8%	2.8% pts.	$130.49	2.6%
United Kingdom	$133.37	10.7%	76.9%	2.0% pts.	$173.48	7.8%
Middle East & Africa	$61.10	28.1%	73.2%	8.1% pts.	$83.44	13.8%
Asia Pacific[3]	$72.98	27.0%	75.5%	9.8% pts.	$96.67	10.5%
The Ritz-Carlton International	$145.68	21.3%	71.0%	10.3% pts.	$205.06	3.8%
Total International[4]	$94.75	16.6%	73.3%	6.6% pts.	$129.35	6.0%
Worldwide[5]	$94.97	10.5%	72.2%	4.0% pts.	$131.58	4.3%

International Comparable Systemwide Properties [1,2]

	Twelve Months Ended December 31, 2004 and December 31, 2003
	REVPAR		Occupancy		Average Daily Rate
Region/Brand	2004	vs. 2003	2004	vs. 2003	2004	vs. 2003
Caribbean & Latin America	$91.76	14.7%	69.7%	4.3% pts.	$131.61	7.7%
Continental Europe	$89.91	8.0%	68.8%	3.7% pts.	$130.74	2.2%
United Kingdom	$106.01	6.4%	74.4%	2.3% pts.	$142.47	3.1%
Middle East & Africa	$61.10	28.1%	73.2%	8.1% pts.	$83.44	13.8%
Asia Pacific[3]	$76.11	22.6%	76.4%	9.0% pts.	$99.61	8.2%
The Ritz-Carlton International	$145.68	21.3%	71.0%	10.3% pts.	$205.06	3.8%
Total International[4]	$93.61	14.2%	72.9%	6.0% pts.	$128.44	4.8%
Worldwide[5]	$81.93	9.6%	71.5%	3.6% pts.	$114.61	4.1%

[1]	International financial results are reported on a period basis, while international statistics are reported on a monthly basis.

[2]	Statistics are in constant dollars and include results for January through December.

[3]	Excludes Hawaii.

[4]	Includes Hawaii.

[5]	Worldwide includes international statistics for the twelve months ending December 31, 2004 and December 31, 2003 and North American statistics for the fifty-two weeks ending December 31, 2004 and January 2, 2004.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

Fourth Quarter 2004
	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (loss)	$109	$(37)	$146
Gains and other income	69	—	69
Interest income, provision for loan losses and interest expense	26	—	26
Equity in (losses)	(5)	—	(5)

Pre-tax income (loss)	199	(37)	236

Tax (provision)/benefit	(72)	9	(81)
Tax credits	51	51	—

Total tax (provision)/benefit	(21)	60	(81)

Income from continuing operations before minority interest	178	23	155
Minority interest	10	11	(1)

Income from continuing operations	$188	$34	$154

Diluted shares	239.1	239.1	239.1
Earnings per share - Diluted	$0.79	$0.14	$0.65
Tax rate	10.4%		34.3%

Fourth Quarter 2003
	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (loss)	$161	$—	$161
Gains and other income	52	—	52
Interest income, provision for loan losses and interest expense	18	—	18
Equity in (losses)	(6)	10	(16)

Pre-tax income (loss)	225	10	215

Tax (provision)/benefit	(78)	(3)	(75)
Tax credits	49	49	—

Total tax (provision)/benefit	(29)	46	(75)

Income from continuing operations before minority interest	196	56	140
Minority interest	(26)	(26)	—

Income from continuing operations	$170	$30	$140

Diluted shares	245.8	245.8	245.8
Earnings per share - Diluted	$0.69	$0.12	$0.57
Tax rate	12.9%		34.5%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations, to be meaningful performance indicators because they reflect that portion of our income from continuing operations, earnings per share, and the effective tax rate that relates to our lodging business and enables investors to compare the results of our operations and effective tax rate to that of other lodging companies. However, income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective tax rate excluding the impact of the synthetic fuel operations are all non-GAAP financial measures, and are not alternatives to income from continuing operations, earnings per share, effective tax rate or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of income from continuing operations, earnings per share, and the effective income tax rate as reported to income from continuing operations excluding the impact of the synthetic fuel operations, earnings per share excluding the impact of the synthetic fuel operations, and the effective income tax rate excluding the impact of the synthetic fuel operations is as follows:

Fiscal Year 2004
	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (loss)	$477	$(98)	$575
Gains and other income	164	28	136
Interest income, provision for loan losses and interest expense	55	—	55
Equity in (losses)	(42)	(28)	(14)

Pre-tax income (loss)	654	(98)	752

Tax (provision)/benefit	(244)	21	(265)
Tax credits	144	144	—

Total tax (provision)/benefit	(100)	165	(265)

Income from continuing operations before minority interest	554	67	487
Minority interest	40	40	—

Income from continuing operations	$594	$107	$487

Diluted shares	240.5	240.5	240.5
Earnings per share - Diluted	$2.47	$0.44	$2.03
Tax rate	15.3%		35.2%

Fiscal Year 2003
	Continuing Operations
	Income from Continuing Operations	Synthetic Fuel Impact	Excluding Synthetic Fuel
Operating Income (loss)	$377	$(104)	$481
Gains and other income	106	—	106
Interest income, provision for loan losses and interest expense	12	—	12
Equity in (losses)	(7)	10	(17)

Pre-tax income (loss)	488	(94)	582

Tax (provision)/benefit	(168)	34	(202)
Tax credits	211	211	—

Total tax (provision)/benefit	43	245	(202)

Income from continuing operations before minority interest	531	151	380
Minority interest	(55)	(55)	—

Income from continuing operations	$476	$96	$380

Diluted shares	245.4	245.4	245.4
Earnings per share - Diluted	$1.94	$0.39	$1.55
Tax rate	-8.8%		34.6%

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

($ in millions)

We consider lodging operating income to be a meaningful indicator of our performance because it measures our growth in profitability as a lodging company and enables investors to compare the operating income related to our lodging segments to the operating income of other lodging companies. However, lodging operating income is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by United States generally accepted accounting principles.

We consider lodging operating income excluding insurance proceeds to be a meaningful indicator of performance because it allows for additional comparisons relative to ongoing operations. The receipt of a $36 million insurance payment in 2003, for lost revenue related to the loss of the World Trade Center hotel on September 11, 2001, represented a material and non-recurring source of revenue. Accordingly, management believes such revenue should be excluded in order to be able to compare the past and current recurring results. However, lodging operating income, excluding insurance proceeds is a non-GAAP financial measure and is not an alternative to operating income or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of operating income to lodging operating income is as follows:

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$58	$68	$90	$161	$377
Add back: Synthetic fuel operating loss	59	42	3	—	104

Lodging operating income	$117	$110	$93	$161	$481
Less: World Trade Center insurance proceeds	—	—	—	(36)	(36)

Lodging operating income, excluding World Trade Center insurance proceeds	$117	$110	$93	$125	$445

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income as reported	$151	$118	$99	$109	$477
Add back: Synthetic fuel operating loss	—	30	31	37	98

Lodging operating income	$151	$148	$130	$146	$575

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

(in millions, except per share amounts)

We consider income from continuing operations excluding insurance proceeds and earnings per share excluding insurance proceeds to be meaningful performance indicators because they allow for additional comparisons relative to our ongoing operations. The receipt of a $36 million insurance payment in 2003, for lost revenue related to the loss of the World Trade Center (WTC) hotel on September 11, 2001, represented a material and non-recurring source of revenue. Accordingly, management believes such revenue should be excluded in order to be able to compare the past and current recurring results. However, income from continuing operations excluding insurance proceeds and earnings per share excluding insurance proceeds are non-GAAP financial measures, and are not alternatives to income from continuing operations and earnings per share or any other operating measure prescribed by United States generally accepted accounting principles.

The reconciliation of income from continuing operations and earnings per share to income from continuing operations excluding insurance proceeds and earnings per share excluding insurance proceeds is as follows:

	Fourth Quarter 2004 Continuing Operations			Fourth Quarter 2003 Continuing Operations
	Income from Continuing Operations	WTC Insurance Proceeds	Excluding Insurance Proceeds	Income from Continuing Operations	WTC Insurance Proceeds	Excluding Insurance Proceeds
Pre-tax income (loss)	$199	$—	$199	$225	$36	$189
Tax (provision)/benefit	(21)	—	(21)	(29)	(13)	(16)
Minority interest	10	—	10	(26)	—	(26)

Income from continuing operations	$188	$—	$188	$170	$23	$147

Diluted shares	239.1	239.1	239.1	245.8	245.8	245.8
Earnings per share - Diluted	$0.79	$—	$0.79	$0.69	$0.09	$0.60

	Fiscal Year 2004 Continuing Operations			Fiscal Year 2003 Continuing Operations
	Income from Continuing Operations	WTC Insurance Proceeds	Excluding Insurance Proceeds	Income from Continuing Operations	WTC Insurance Proceeds	Excluding Insurance Proceeds
Pre-tax income (loss)	$654	$—	$654	$488	$36	$452
Tax (provision)/benefit	(100)	—	(100)	43	(13)	56
Minority interest	40	—	40	(55)	—	(55)

Income from continuing operations	$594	$—	$594	$476	$23	$453

Diluted shares	240.5	240.5	240.5	245.4	245.4	245.4
Earnings per share - Diluted	$2.47	$—	$2.47	$1.94	$0.09	$1.85

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA

(in millions)

We consider earnings before interest, taxes, depreciation and amortization, adjusted to eliminate the impact of our synthetic fuel segment and non-recurring items (Adjusted EBITDA), to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business, and reflects our belief that the synthetic fuel segment will no longer have a material impact on our business after the Section 29 synthetic fuel tax credits expire at the end of 2007. In addition, the receipt of a $36 million insurance payment in 2003 for lost revenue related to the loss of the World Trade Center hotel on September 11, 2001, represented a material and non-recurring source of revenue. Accordingly, management believes such revenue should be excluded in order to be able to compare the past and current recurring results. However, EBITDA and Adjusted EBITDA are non-GAAP financial measures, and are not alternatives to net income, financial results, cash flow from operations, or any other operating measure prescribed by United States generally accepted accounting principles. Additionally, our calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and as a result comparability may be limited.

	Fiscal Year 2004
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$114	$160	$133	$189	$596
Interest expense	22	24	23	30	99
Tax provision continuing operations	18	33	28	21	100
Tax provision discontinued operations	—	—	1	—	1
Depreciation	32	29	32	40	133
Amortization	7	8	7	11	33
Interest expense from unconsolidated joint ventures	10	11	9	15	45
Depreciation and amortization from unconsolidated joint ventures	13	9	13	17	52

EBITDA	$216	$274	$246	$323	$1,059
Synthetic fuel adjustment	28	5	(6)	21	48
Pre-tax loss (gain) discontinued operations	(1)	—	(1)	(1)	(3)

Adjusted EBITDA	$243	$279	$239	$343	$1,104

Increase over 2003 Adjusted EBITDA	31%	20%	22%	15%	21%
The following items make up the synfuel adjustment:
Pre-tax synthetic fuel operating losses	$—	$21	$12	$37	$70
Pre-tax synthetic fuel equity losses	28	—	—	—	28
Pre-tax minority interest - synthetic fuel	—	(14)	(15)	(11)	(40)
Synthetic fuel depreciation	—	(2)	(3)	(5)	(10)

EBITDA adjustment for synthetic fuel	$28	$5	$(6)	$21	$48

	Fiscal Year 2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$116	$125	$92	$169	$502
Interest expense	26	25	26	33	110
Tax provision (benefit) – continuing operations	(40)	(16)	(16)	29	(43)
Tax provision (benefit) – discontinued operations	19	(1)	—	(2)	16
Tax benefit included in minority interest (1)	—	—	49	45	94
Depreciation	29	27	30	46	132
Amortization	5	7	7	9	28
Interest expense from unconsolidated joint ventures	10	12	13	16	51
Depreciation and amortization from unconsolidated joint ventures	11	12	13	17	53

EBITDA	$176	$191	$214	$362	$943
Non-recurring pre-tax insurance proceeds	—	—	—	(36)	(36)
Synthetic fuel adjustment	57	39	(19)	(30)	47
Pre-tax loss (gain) discontinued operations	(48)	2	1	3	(42)

Adjusted EBITDA	$185	$232	$196	$299	$912

The following items make up the synfuel adjustment:
Pre-tax synthetic fuel operating losses	$59	$42	$3	$—	$104
Pre-tax synthetic fuel equity (earnings)	—	—	—	(10)	(10)
Pre-tax minority interest - synthetic fuel	—	—	(20)	(19)	(39)
Synthetic fuel depreciation	(2)	(3)	(2)	(1)	(8)

EBITDA adjustment for synthetic fuel	$57	$39	$(19)	$(30)	$47

(1)	2003 minority interest tax benefits have been reclassified in order to make the presentation comparable.